Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: July 30, 2015 1:05 p.m. PDT

Quantum Corporation Reports Fiscal First Quarter 2016 Results

Grows Scale-out Storage Revenue 54% Year-Over-Year Despite Impact of

General Storage Market Weakness Across All Product Lines

SAN JOSE, Calif. — July 30, 2015 — Quantum Corp. (NYSE: QTM) today reported results for the fiscal first quarter 2016 ended June 30, 2015.

Fiscal First Quarter 2016 Results
(All comparisons are relative to the fiscal first quarter 2015.)

●	Revenue was $110.9 million, a decrease of approximately $17 million, primarily driven by overall weakness in the general storage market.
●	Scale-out storage and related service revenue grew approximately $10 million to $27.8 million, a 54 percent increase, marking the fourth consecutive quarter of 50-plus percent growth and 16th consecutive quarter of year-over-year growth.
●	Royalty revenue increased $1 million to $10.2 million.
●	Disk backup systems and related service revenue was relatively flat at $17.3 million.
●	Branded tape automation and related service revenue decreased approximately $15 million to $35.1 million, while OEM tape automation and related service revenue was down approximately $6 million to $9.5 million.
●	Devices and media revenue was $10.9 million, a decline of approximately $7 million.
●	The GAAP net loss was $10.8 million, or $0.04 per diluted share, compared to a net loss of $4.3 million, or $0.02 per diluted share.
●	The non-GAAP net loss was $7.0 million, or $0.03 per diluted share, compared to net income of $2.4 million, or $0.01 per diluted share.

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“Like other companies, we were impacted by overall weakness in the general storage market, which was most notable for Quantum in tape-based data protection but impacted all product lines, including scale-out storage,” said Jon Gacek, president and CEO of Quantum. “Nevertheless, we continued to generate strong revenue growth in scale-out storage — 54 percent year-over-year — with higher sales across our StorNext® workflow storage solutions and Lattus™ extended online storage. Our scale-out storage results reflect our success in expanding our leadership in media and entertainment while growing our footprint in other vertical markets and use cases such as video surveillance.

“Moving forward, we plan to build on this scale-out storage strategy, capitalizing on our unique ability to deliver integrated solutions that provide both unmatched performance and low total cost of ownership through a tiered storage approach encompassing flash, spinning disk, object storage, tape and the cloud. In doing so, we will continue to use dedicated resources in select verticals as well as our broader sales force for greater market coverage.

“For our data protection products, we will continue leveraging our technology leadership, extensive customer base, and strong channel and technology partnerships to generate profit and cash. In addition, we will closely monitor how the general storage market evolves and take this into account in our spending and investment decisions."

Fiscal Second Quarter 2016 Outlook
Given both the challenging environment in the prior quarter and the growth opportunities in scale-out storage going forward, Quantum said it is taking a balanced approach to operating the company in the fiscal second quarter, which is reflected in its guidance for the quarter:

●	Revenue of $120 million to $130 million.
●	GAAP and non-GAAP gross margin of approximately 42-43 percent.
●	GAAP and non-GAAP operating expenses of approximately $55 million to $57 million and $52 million to $54 million, respectively.
●	Interest expense of $1.9 million and taxes of $400,000.

Quantum also stated that it has the resources to pay off its convertible notes due November 2015 and that it expects to utilize a combination of cash on hand, cash generated from operations and its $75 million bank revolver to do so.

Fiscal 2016 Outlook

For fiscal 2016, the company reiterated its year-over-year revenue growth target of 50 percent in scale-out storage and said that it will continue to make investments to capitalize on the market opportunities in this part of its business. In addition, considering both the challenging general storage environment and the potential for scale-out storage opportunities to exceed current expectations, the company stated that it is not providing annual guidance.

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Fiscal First Quarter 2016 Business Highlights

●	Scale-out storage product revenue from the media and entertainment market grew 32 percent year-over-year. In addition to extending its leadership in broadcast and postproduction, Quantum expanded its customer base in corporate and sports video, where the company’s long-standing expertise in enabling highly demanding video workflows is a key differentiator.
●	Outside of media and entertainment, scale-out storage product revenue increased more than 250 percent year-over-year. Quantum saw increasing market traction in video surveillance, where the combination of its expertise in managing video, its industry-leading streaming performance, and its workflow-optimized tiered storage approach are a key differentiator. The company also had several large deals in genomics and geospatial applications, as customers purchased Lattus systems to provide a massively scalable active archive.
●	Quantum announced three new archive solutions that empower customers to address the challenge of unstructured data growth with cost-effective tiered storage strategies: 1) the Artico™ intelligent NAS archive appliance, which offers customers using scale-out NAS systems a flexible, low-cost entry point for establishing archives outside of StorNext environments and can scale to hold petabytes of data across object storage, tape and cloud storage tiers; 2) a certified solution combining Quantum DXi® appliances and Rocket Arkivio Autostor software that provides not only backup but also archive; and 3) a Lattus extended online storage offering with object storage nodes that integrate new 6TB disk drives for increased density and lower cost per terabyte.
●	The company and Dot Hill announced a new, global go-to-market partnership in which Quantum is integrating Dot Hill’s full line of enterprise-class disk storage systems into its tiered storage offerings. The new partnership expands Quantum’s range of solutions for managing and protecting data across primary storage, backup and archive.
●	In conjunction with the 2015 NAB Show, Quantum earned four prestigious awards for its workflow storage and management solutions. Broadcast Beat recognized the company’s Q-Cloud™ Archive storage service for creativity, and TV Technology magazine named the public cloud service as a Best of Show Award recipient. In addition, Quantum’s StorNext Pro™ Solutions won a StudioDaily Prime Award, and IABM honored the company itself with a Game Changer Award.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 30, 2015, at 2:00 p.m. PDT to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 719-325-2420 (U.S. and International); Access Code 7608393
Replay number: 719-457-0820 (U.S. and International); Access Code 7608393
Replay expiration: Tuesday, Aug. 4, 2015, at 5:00 p.m. PDT
Webcast site: www.quantum.com/investors

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About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, StorNext, Lattus, Artico, DXi, Q-Cloud and StorNext Pro are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) our plans to build on our scale-out storage strategy; ii) capitalizing on our unique ability to deliver integrated solutions; iii) using dedicated resources in select verticals as well as our broader sales force for greater market coverage; iv) leveraging our technology leadership, extensive customer base and strong channel and technology partnerships to generate profit and cash from our data protection offerings; v) monitoring the general storage market and taking this into account in our spending and investment decisions; and vi) our outlook, including all statements under the sections titled “Fiscal Second Quarter 2016 Outlook” and “Fiscal 2016 Outlook,” are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

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Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred significant expenses in connection with such matters in historical periods and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2015	March 31, 2015*
Assets
Current assets:
Cash and cash equivalents	$53,685	$67,948
Restricted cash	2,713	2,621
Accounts receivable	97,329	124,159
Manufacturing inventories	49,149	50,274
Service parts inventories	24,713	24,640
Other current assets	12,178	11,942
Total current assets	239,767	281,584

Long-term assets:
Property and equipment	14,401	14,653
Intangible assets	594	731
Goodwill	55,613	55,613
Other long-term assets	4,246	4,577
Total long-term assets	74,854	75,574
	$314,621	$357,158

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$35,855	$54,367
Accrued warranty	3,600	4,219
Deferred revenue, current	89,390	95,899
Accrued restructuring charges, current	2,674	3,855
Convertible subordinated debt, current	83,501	83,345
Accrued compensation	34,450	35,414
Other accrued liabilities	15,734	20,740
Total current liabilities	265,204	297,839

Long-term liabilities:
Deferred revenue, long-term	37,359	39,532
Accrued restructuring charges, long-term	881	991
Convertible subordinated debt, long-term	68,908	68,793
Other long-term liabilities	10,262	10,441
Total long-term liabilities	117,410	119,757

Stockholders' deficit	(67,993)	(60,438)
	$314,621	$357,158

*	Derived from the March 31, 2015 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Revenue:
Product	$62,719	$80,194
Service	37,939	38,500
Royalty	10,198	9,434
Total revenue	110,856	128,128
Cost of revenue:
Product	46,964	54,908
Service	16,927	17,694
Total cost of revenue	63,891	72,602
Gross margin	46,965	55,526

Operating expenses:
Research and development	13,323	14,554
Sales and marketing	27,605	27,705
General and administrative	13,986	14,371
Restructuring charges	258	865
Total operating expenses	55,172	57,495
Gain on sale of assets	-	462
Loss from operations	(8,207)	(1,507)

Other income and expense	(286)	(125)
Interest expense	(1,923)	(2,444)
Loss before income taxes	(10,416)	(4,076)
Income tax provision	339	248
Net loss	$(10,755)	$(4,324)

Basic and diluted net loss per share	$(0.04)	$(0.02)

Weighted average basic and diluted shares:	258,448	250,666

Included in the above Statements of Operations:

Amortization of intangibles:
Cost of revenue	$137	$378
Sales and marketing	-	1,856
	137	2,234
Share-based compensation:
Cost of revenue	362	414
Research and development	549	780
Sales and marketing	870	910
General and administrative	872	964
	2,653	3,068
Outsourcing transition costs:
Cost of revenue	-	126
	-	126
Proxy contest and related costs:
General and administrative	-	188
	-	188
Crossroads patent litigation costs:
General and administrative	721	222
	721	222

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net loss	$(10,755)	$(4,324)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	1,718	2,198
Amortization of intangible assets	137	2,234
Amortization of debt issuance costs	324	411
Service parts lower of cost or market adjustment	1,146	1,154
Deferred income taxes	38	(77)
Share-based compensation	2,653	3,068
Gain on sale of assets	-	(462)
Changes in assets and liabilities:
Accounts receivable	26,830	11,140
Manufacturing inventories	(63)	597
Service parts inventories	(472)	(63)
Accounts payable	(18,702)	(3,010)
Accrued warranty	(619)	(218)
Deferred revenue	(8,682)	(6,446)
Accrued restructuring charges	(1,291)	(927)
Accrued compensation	(1,062)	1,549
Other assets and liabilities	(4,759)	(550)
Net cash provided by (used in) operating activities	(13,559)	6,274

Cash flows from investing activities:
Purchases of property and equipment	(840)	(1,371)
Proceeds from sale of assets	-	462
Change in restricted cash	(59)	(20)
Net cash used in investing activities	(899)	(929)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(74)	(119)
Proceeds from issuance of common stock	266	114
Net cash provided by (used in) financing activities	192	(5)

Effect of exchange rate changes on cash and cash equivalents	3	(1)

Net increase (decrease) in cash and cash equivalents	(14,263)	5,339
Cash and cash equivalents at beginning of period	67,948	99,125
Cash and cash equivalents at end of period	$53,685	$104,464

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2015
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$46,965	42.4%	$(8,207)	(7.4)%	$(10,755)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	137		137		137
Share-based compensation	362		2,653		2,653
Restructuring charges	-		258		258
Crossroads patent litigation costs	-		721		721
Non-GAAP	$47,464	42.8%	$(4,438)	(4.0)%	$(6,986)	$(0.03)	$(0.03)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(10,755)	$(6,986)

Weighted average shares:
Basic and diluted						258,448	258,448

	Three Months Ended June 30, 2014
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$55,526	43.3%	$(1,507)	(1.2)%	$(4,324)	$(0.02)	$(0.02)
Non-GAAP Reconciling Items:
Amortization of intangibles	378		2,234		2,234
Share-based compensation	414		3,068		3,068
Restructuring charges	-		865		865
Outsourcing transition costs	126		126		126
Proxy contest and related costs	-		188		188
Crossroads patent litigation costs	-		222		222
Non-GAAP	$56,444	44.1%	$5,196	4.1%	$2,379	$0.01	$0.01

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(4,324)	$2,379

Weighted average shares:
Basic						250,666	250,666
Dilutive shares from stock plans						-	2,681
Diluted						250,666	253,347

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2016
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

	Percentage Range
Forecast gross margin rate on a GAAP basis	41.7%	-	42.7%
Forecast share-based compensation		0.3%
Forecast gross margin rate on a non-GAAP basis	42.0%	-	43.0%

	Dollar Range
Forecast operating expense on a GAAP basis	$54.8	-	$56.8
Forecast share-based compensation		(2.5)
Forecast Crossroads patent litigation costs		(0.3)
Forecast operating expense on a non-GAAP basis	$52.0	-	$54.0

Estimates based on current (July 30, 2015) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 12, 2015. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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